UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2020

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1900 FIFTH AVENUE NORTH BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Non-Cumulative Perpetual Preferred Stock, Series A	RF PRA	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange

Item 3.03.	Material Modification to Rights of Security Holders.

Following the issuance of the Non-Cumulative Perpetual Preferred Stock, Series D, liquidation preference $100,000 per share, par value $1 per share (the “Series D Preferred Stock”), of Regions Financial Corporation (the “Company”) on June 5, 2020, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, any shares of the Company that rank junior to the Series D Preferred Stock or any shares of the Company that are pari passu with the Series D Preferred Stock with respect to the payment of dividends (including the Company’s 6.375% Non-Cumulative Perpetual Preferred Stock, Series A, the Company’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B and the Company’s 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C) is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series D Preferred Stock for the last preceding dividend period. The terms of the Series D Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2020, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series D Preferred Stock. The Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, became effective upon filing.

Item 8.01.	Other Events.

On June 2, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Regions Securities LLC as representatives of the several underwriters listed therein (the “Underwriters”), relating to the public offering (the “Offering”) of 350,000 depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Series D Preferred Stock. The Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1 as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-229810) (the “Registration Statement”) and such exhibit is hereby incorporated by reference into the Registration Statement.

A copy of the opinions of Sullivan & Cromwell LLP, counsel to the Company, are attached as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K. Exhibits 5.1, 8.1, 23.1 and 23.2 of this Current Report on Form 8-K are hereby incorporated by reference into the Registration Statement.

The Deposit Agreement, dated as of June 5, 2020 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein, relating to the Depositary Shares is attached as Exhibit 4.1 to this Current Report on Form 8-K. The form of depositary receipt representing the Depositary Shares is included as Exhibit A to the Deposit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 2, 2020, by and among Regions Financial Corporation and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Regions Securities LLC, as representatives of the several underwriters listed therein.

3.1	Certificate of Designations of Regions Financial Corporation, filed with the Secretary of State of the State of Delaware and effective June 4, 2020.

4.1

Deposit Agreement, dated as of June 5, 2020, by and among Regions Financial Corporation, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

8.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regions Financial Corporation

Date: June 5, 2020	By:	/s/ Hope D. Mehlman
	Name:	Hope D. Mehlman
	Title:	Executive Vice President, Corporate Secretary, Chief Governance Officer and Deputy General Counsel